UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26,  2016

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky0-2464961-0862051

(State or other jurisdiction (Commission File Number)(I.R.S. Employer Identification No.)

of incorporation)

601 West Market Street, Louisville, Kentucky                                      40202

(Address of principal executive offices)                                              (zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On January 26, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Republic Bancorp, Inc. (the “Company”) approved a new form of award agreement relating to awards of performance stock units (“PSUs”) under the Company’s 2015 Stock Incentive Plan (the “Plan”).  Each PSU represents the right to receive one share of the Company's Class A common stock ("Stock") pursuant and subject to the terms, definitions, and conditions of the Plan and the restrictions set out in the award agreement.

The shares of Stock underlying the PSUs may be earned over a four-year performance period commencing on January 1, 2017 and ending on December 31, 2020 (the “Performance Period”).   If the Company achieves a Return on Average Assets (“ROAA”), as defined in the award agreement, of 1.25% for a calendar year in the Performance Period, then between March 1 and March 15 of the following year, provided that the recipient is still employed in good standing on the payment date, the Company will issue shares of fully-vested Stock to the participant equal to 50% of the number of the PSUs  initially granted to the participant.  If the ROAA of 1.25% is met again at the end of another calendar year during the remaining term of the Performance Period, the Company will similarly issue fully-vested Stock in an amount equal to the remaining 50% of the initial PSUs granted to the participant.  If Stock equal to 100% of the PSUs is issued during a Performance Period, the award under the agreement is completed.  The PSU agreement allows for the Company’s Compensation Committee to make downward adjustments to the ROAA calculation for income and expense items that it deems to be infrequent or nonrecurring in nature.  The form of PSU agreement also provides for accelerated vesting and settlement of the PSUs in certain circumstances and restrictive covenants of the participant relating to confidential information and nonsolicitation of customers and employees.

The description above is qualified in its entirety by reference to the full text of the form award agreement relating to PSUs, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Also on January 26, 2016, the Compensation Committee approved awards of PSUs to certain executive officers under the Plan in accordance with the above description.  The following table sets forth the PSUs which were awarded to the Company's named executive officers:

Name	Position	PSUs

Robert J. Arnold	Senior Vice President	2,500
William R. Nelson	President, Republic Processing Group	4,000
Kevin D. Sipes	Executive Vice President, Chief Financial Officer, and Chief Accounting Officer	5,000
A. Scott Trager	President and Director	5,000

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Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. Exhibit No.

	10.1	Form of Performance Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.

(Registrant)

Date: January 27, 2016By:   /s/ Kevin Sipes

        Kevin Sipes

Executive Vice President, Chief Financial Officer & Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.Description of Exhibit

 10.1 Form of Performance Stock Unit Award Agreement.

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